CONSENT OF INDEPENDENT AUDITORS
-------------------------------


         As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 2001, included in this Form 10-KSB.






/S/ Clancy and Co., P.L.L.C.
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Phoenix, Arizona
March 28, 2001